Exhibit 4.5

THIS WARRANT AND THE SHARES OF PREFERRED STOCK WHICH MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.

MARRONE BIO INNOVATIONS, INC.

PREFERRED STOCK PURCHASE WARRANT

Void after April 18, 2022

WARRANT TO PURCHASE SHARES OF PREFERRED STOCK

THIS CERTIFIES THAT, for value received, and subject to the provisions and upon the terms and conditions hereinafter set forth below, Point Financial Capital Partners, LLC (the “Holder”) is entitled to subscribe for and purchase 600,000 shares of the fully paid and nonassessable shares of Series C Preferred Stock (the “Stock”) of Marrone Bio Innvovations, Inc., a Delaware corporation (the “Company”) (as may be adjusted pursuant to Section 3 hereof). The capitalized terms used in this Warrant shall, to the extent not defined where first used, have the meanings given to them in Section 21 of this Warrant. This Warrant is issued by the Company pursuant to the LoanAgreement dated as of April 13, 2012 (as amended, modified or supplemented, the “Loan Agreement”) between Company and the Holder.

1. Method of Exercise; Payment.

(a) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, after the Exercise Date by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company, and by the payment to the Company, by certified, cashier’s or other check acceptable to the Company, of an amount equal to the aggregate Exercise Price of the Stock being purchased.

(b) Net Issue Exercise. In liu of of exercising this Warrant, the Holder shall have the right to convert this Warrant (or any portion thereof) by surrender of this Warrant at the principal office of the Company together with notice of such conversion on the form attached hereto as

Exhibit A, in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

X = Y (A-B)

            A

Where X = the number of the Shares to be issued to the Holder.

Y = the number of the Shares purchasable under this Warrant in respect of which the net issue exercise election is made pursuant to this Section 1(b).

A = the fair market value of one share of the Shares.

B = the Exercise Price on the date of conversion (as adjusted to the date of such conversion).

(c) Fair Market Value. For purposes of this Section 1, the per share fair market value of the Shares shall mean:

(i) If a registration statement is on file with the Securities and Exchange Commission in connection with an IPO, the per share fair market value of the Shares shall be the price per share of Common Stock sold to the public in the IPO (multiplied by the number of shares of Common Stock into which each such Share is convertible).

(ii) If the Company’s Common Stock is not publicly traded, the per share fair market value of the Shares shall be such fair market value as is determined by a majority of the Board of Directors in good faith upon a review of relevant factors, including due consideration of Holder’s determination of fair market value, it being further understood that the exercise of this Warrant pursuant to the net exercise provision contained in Section 1 shall be delayed until such determination is made.

(d) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Stock so purchased shall be delivered to the Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time. Notwithstanding any delay in the delivery of the certificates for the shares of Stock, the Company agrees that shares of Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such Stock as of the close of business on the date on which this Warrant shall be been surrendered, the completed exercise form and the payment of the purchase price has been delivered (or, in the alternative the conversion notice specified in Section 1(b) has been delivered) to the Company.

2. Stock Fully Paid. All of the Stock issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

3. Adjustments. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Reclassification. In case of any reclassification or change of the Series CPreferred Stock (other than a change in par value, or as a result of a subdivision or combination), the Company shall execute a new Warrant, providing that the holder of this Warrant shall have the right to exercise such new Warrant, and procure upon such exercise and payment of the same aggregate Exercise Price, in lieu of the shares of the Series C Preferred Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change, by a holder of an equivalent number of shares of Series C Preferred Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this subsection (a) shall similarly apply to successive reclassifications or changes.

(b) Stock Splits, Dividends and Combinations. In the event that the Company shall at any time subdivide the outstanding shares of Series C Preferred Stock or shall issue a stock dividend on its outstanding shares of Series C Preferred Stock the number of shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Series C Preferred Stock the number of shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

4. Notice of Adjustments. Whenever the number of shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 3 hereof, the Company shall promptly provide notice to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number and class of shares which may be purchased and the Exercise Price therefor after giving effect to such adjustment.

5. Fractional Shares. This Warrant may not be exercised for fractional shares. In lieu of fractional shares the Company shall make a cash payment therefor based upon the Exercise Price then in effect.

6. Representations of the Company. The Company represents that all corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of this Warrant and the performance of the Company’s obligations hereunder were taken, or will be taken, prior to and are, or will be, effective as of the Exercise Date.

7. Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

(a) This Warrant and the Stock issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Act”). Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

(b) The Holder understands that the Warrant and the Stock have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration. The Holder further understands that the Stock has not been qualified under any state securities law by reason of their issuance in a transaction exempt from the qualification requirements thereof, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent expressed above.

(c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Stock purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

(d) The Holder is able to bear the economic risk of the purchase of the Stock pursuant to the terms of this Warrant.

8. Restrictive Legend.

The Stock (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

9. IPO. Upon receipt of a written notice of the Company’s intention to raise capital by selling shares of Common Stock in an IPO (the “IPO Notice”), which notice shall be delivered to Holder at least ten (10) but not more than ninety (90) days before the anticipated date of the filing with the Securities and Exchange Commission of the registration statement associated with the IPO, the Holder shall, within 10 days of receipt of such notice, notify the Company whether or not the Holder will exercise this Warrant prior to consummation of the IPO. Notwithstanding whether or not an IPO Notice has been delivered to Holder or any other provision of this Warrant to the contrary, if Holder decides to exercise this Warrant while a registration statement is on file with the Securities and Exchange Commission in connection with the IPO, this Warrant shall be deemed exercised on the consummation of the IPO and the fair market value of a Share will be the price at which one share of Common Stock was sold to the public in the IPO (multiplied by the number of shares of Common Stock into which each such Share is convertible). If Holder has elected to exercise this Warrant while a registration statement is on file with the Securities and Exchange Commission in connection with an IPO and the IPO is not consummated, then Holder’s exercise of this Warrant shall not be effective unless Holder confirms in writing Holder’s intention to go forward with the exercise of this Warrant.

10. Rights of Shareholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or, except as provided in Section 11 below, to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein.

11. Notices of Record Date. In the event:

(a) the Company shall declare any dividend or distribution upon any of its capital stock;

(b) there shall be any capital reorganization, reclassification of the capital stock of the Company or an Acquisition; or

(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall give to the Holder of this Warrant written notice of any relevant record, payment, effective and exchange dates and the amount and nature of any dividend, distribution or right. Such notice shall be given at least 10 days prior to any record date for distribution or voting and also at least 20 days prior to the effective date of the transactions referred to in (b) and (c) above. Failure to so give notice or any defect in any certification or notice given under this Warrant shall not affect the validity or legality of any transaction giving rise thereto.

12. Expiration of Warrant. This Warrant shall expire and shall no longer be exercisable upon the earlier to occur of:

(a) 5:00 p.m., California local time, on April 18, 2022;

(b) An Acquisition, provided that the Company has complied with Section 11 in all material respects; and

(c) The date that is one year after the closing of an IPO.

13. Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at Point Financial Capital Partners, LLC, P.O. Box 50576, Phoenix, AZ 85076, and (ii) if to the Company, at the address of its principal corporate offices (attention: President), or at such other address as a party may designate by advance written notice to the other party pursuant to the provisions above.

14. “Market Stand-Off” Agreement. Holder agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by Holder during a period of time determined by the Company and its underwriters not to exceed (180) days following the effective date of the Company’s initial registration statement.

If requested by the Company, Holder agrees to enter into a separate agreement consistent with the foregoing with any underwriter of the Company’s securities. Such agreement shall be in writing in a form reasonably satisfactory to the Company and such underwriter; provided, however, that such agreement (and the Holder’s obligation pursuant to the previous paragraph) shall not be required unless all officers and directors (and related funds) of the Company and all other holders of at least 1% of the Company’s outstanding equity securities enter into similar agreements. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of said period.

15. Right of First Refusal.

(a) Grant of Right of First Refusal. Except as provided in Section 15(f) below, in the event the Holder, the Holder’s legal representative, or other holder of Stock acquired upon exercise of this Warrant proposes to sell, exchange, transfer, pledge, or otherwise dispose of any shares of Stock (the “Transfer Shares”) to any person or entity, the Company shall have the right to repurchase the Transfer Shares under the terms and subject to the conditions set forth in this Section 15 (the “Right of First Refusal”).

(b) Notice of Proposed Transfer. Prior to any proposed transfer of the Transfer Shares, the Holder shall deliver written notice (the “Transfer Notice”) to the Company describing fully the proposed transfer, including the number of Transfer Shares, the name and address of the proposed transferee (the “Proposed Transferee”) and, if the transfer is voluntary, the proposed transfer price, and containing such information necessary to show the bona fide nature of the proposed transfer. In the event of a bona fide gift or involuntary transfer, the proposed transfer price shall be deemed to be the fair market value of the Transfer Shares, as determined in good faith by the Company’s Board of Directors. If the Holder proposes to transfer any Transfer Shares to more than one Proposed Transferee, the Holder shall provide a separate Transfer Notice for the proposed transfer to each Proposed Transferee. The Transfer Notice shall be signed by both the Holder and the Proposed Transferee and must constitute a binding commitment of the Holder and the Proposed Transferee for the transfer of the Transfer Shares to the Proposed Transferee subject only to the Right of First Refusal.

(c) Exercise of Right of First Refusal. The Company shall have the right to purchase all, but not less than all, of the Transfer Shares (except as the Company and the Holder otherwise agree) at the purchase price and on the terms set forth in the Transfer Notice by delivery to the Holder of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company. The Company’s exercise or failure to exercise the Right of First Refusal with respect to any proposed transfer described in a Transfer Notice shall not affect the Company’s right to exercise the Right of First Refusal with respect to any proposed transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by the Holder or issued by a person other than the Holder with respect to a proposed transfer to the same Proposed Transferee. If the Company exercises the Right of First Refusal, the Company and the Holder shall thereupon consummate the sale of the Transfer Shares to the Company on the terms set forth in the Transfer Notice within sixty (60) days after the date the Transfer Notice is delivered to the Company (unless a longer period is offered by the Proposed Transferee); provided, however, that in the event the Transfer Notice provides for the payment for the Transfer Shares other than in cash, the Company shall have the option of paying for the Transfer Shares by the present value cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company.

(d) Failure to Exercise Right of First Refusal. If the Company fails to exercise the Right of First Refusal in full (or to such lesser extent as the Company and the Holder otherwise agree) within the period specified above, the Holder may conclude a transfer to the Proposed Transferee of the Transfer Shares on the terms and conditions described in the Transfer Notice, provided such transfer occurs not later than ninety (90) days following delivery to the Company of the Transfer Notice. The Company shall have the right to demand further assurances from the Holder and the Proposed Transferee (in a form satisfactory to the Company) that the transfer of the Transfer Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Transfer Shares shall be transferred on the books of the Company until the Company has received such assurances, if so demanded. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Holder, shall again be subject to the Right of First Refusal and shall require compliance by the Holder with the procedure described in this Section 15.

(e) Transferees of Transfer Shares. All transferees of the Transfer Shares or any interest therein, other than the Company, shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that such transferee shall receive and hold such Transfer Shares or interest therein subject to all of the terms and conditions of this Warrant, including this Section 15 providing for the Right of First Refusal with respect to any subsequent transfer. Any sale or transfer of any Stock acquired upon exercise of this Warrant shall be void unless the provisions of this Section 15 are met.

(f) Transfers Not Subject to Right of First Refusal. The Right of First Refusal shall not apply to any transfer or exchange of Stock acquired upon exercise of this Warrant if such transfer or exchange is in connection with an Acquisition or the IPO.

(g) Assignment of Right of First Refusal. The Company shall have the right to assign the Right of First Refusal at any time, whether or not there has been an attempted transfer, to one or more persons as may be selected by the Company.

16. Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to the conflicts of law provisions thereof.

17. Exchange of Warrants. On surrender for exchange of this Warrant, properly endorsed, the Company at its expense, but on payment by the Holder of any applicable transfer taxes, shall issue and deliver to or on the order of the Holder a new Warrant or Warrants of like tenor, for the same aggregate number of shares of Stock as called for by the Warrant surrendered.

18. Replacement of Warrants. In the case of the loss, theft or destruction of a Warrant then held by Holder or his assigns, an affidavit of an officer of such Holder stating the loss, theft or destruction, as the case may be, shall constitute evidence satisfactory to the Company and no indemnity or security shall be required for replacement other than the Holder’s written agreement to indemnify the Company.

19. No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

20. Severability. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

21. Certain Definitions. As used in this Warrant the following terms shall have the following respective meanings:

“Acquisition” shall mean (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any transfer of more than 50% of the voting power of the Company, reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or (b) a sale of all or substantially all of the assets of the Company; unless the Company’s stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.

“Exercise Date” shall mean April 18, 2012.

“Exercise Price” shall mean $2.50 per share of Stock, as may be adjusted pursuant to Section 3 hereof.

“IPO” shall mean the Company’s firmly underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of the Company for the account of the Company in which the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $30,000,000,

Issued as of this 18th day of April, 2012.

MARRONE BIO INNOVATIONS, INC.

By:	/s/ Pamela G. Marrone
Name:	Pamela G. Marrone
Title:	President and CEO

EXHIBIT A

NOTICE OF EXERCISE

TO:	Marrone Bio Innovations, Inc.

2121 Second Street, Ste. B-107

Davis, CA 95618

Attention: President

1. The undersigned hereby elects to purchase              shares of Marrone Bio Innovations, Inc. pursuant to the terms of the attached Warrant.

2. Method of Exercise (Please initial the applicable blank):

             The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the Stock being purchased, together with all applicable transfer taxes, if any.

             The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 1(b) of the Warrant.

3. Please issue a certificate or certificates representing said Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4. The undersigned hereby represents and warrants that the aforesaid shares of Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 7 of the attached Warrant are true and correct as of the date hereof.

(Signature)
Title:

(Date)